SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                 October 5, 2000



Commission      Registrant, State of Incorporation,         I.R.S. Employer
File Number     Address and Telephone Number                Identification No.
-----------     -----------------------------------         ------------------

1-6047          GPU, Inc.                                       13-5516989
                (a Pennsylvania corporation)
                300 Madison Avenue
                Morristown, New Jersey 07962-1911
                Telephone (973) 401-8200

ITEM 5.     OTHER EVENTS.
            ------------

      On October 5, 2000, GPU, Inc. ("the Company") announced that it had agreed to sell its GPU International, Inc. ("GPUI") subsidiary to Aquila Energy Corporation, a subsidiary of UtiliCorp United, for $225 million. The sale includes GPUI's interests in six domestic independent power plants, representing approximately 500 MW of capacity, and a one-half interest in a 715 MW development stage project.

      The Company anticipates closing the sale, which is subject to certain federal and state regulatory approvals, by the end of the year. GPU expects to realize an after-tax gain on the sale of between $60 million to $80 million, and will utilize the sale proceeds to reduce outstanding debt.

      A copy of GPU's related news release is annexed as an exhibit.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
            ------------------------------------------------------------------

      (c)   Exhibit

            1.    GPU News Release, dated October 5, 2000.

                              SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                              GPU, INC.



                              By:  /s/ T. G. Howson
                                   -------------------------------
                                    T. G. Howson, Vice President
                                    and Treasurer


Date:   October 6, 2000